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                                                                  EXHIBIT (99.2)

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

                          PURSUANT TO 18 U.S.C. subsection.1350

     Solely for the purpose of complying with 18 U.S.C. subsection.1350, I, the undersigned Chief Financial Officer of Badger Meter, Inc., (the "Company), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                         BADGER METER, INC.



Dated:  March 20, 2003                By /S/ Richard E. Johnson
                                         ---------------------------------------
                                         Richard E. Johnson
                                         Vice President-Finance, Chief Financial
                                         Officer and Treasurer




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